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                     ANCHOR NATIONAL LIFE INSURANCE COMPANY
                            VARIABLE SEPARATE ACCOUNT
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        SUPPLEMENT TO THE POLARIS(II) PROSPECTUS DATED JANUARY 29, 1999


The footnote to the EXAMPLES on page 4 of the Prospectus has been replaced with the following sentence:

        We do not currently charge a surrender charge upon annuitization unless the contract is annuitized under the Income Protector program. We will assess any applicable surrender charge upon annuitizations effected using the Income Protector program as if you had fully surrendered your contract.


The second full paragraph on page 8 of the Prospectus, has been replaced with the following paragraph:

        Anchor National does not assess a MVA against withdrawals under the following circumstances:

        o       To pay a death benefit;

        o       If made within 30 days after the end of a guarantee period;

        o       If made to pay contract fees and charges.


Date: February 1, 1999



                Please keep this Supplement with your Prospectus